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RJR NABISCO logo                          News Release
_____________________________________________________________________________

CONTACT: Carol Makovich
         (212) 258-5785


               RJR NABISCO COMMENTS ON LEBOW/ICAHN ADVERTISEMENT


NEW YORK, NEW YORK -- January 22, 1996 -- RJR Nabisco said that an advertisement placed by Bennett LeBow's Brooke Group in today's edition of The New York Times is "a hysterical attempt to misrepresent the company's position on a spin-off of its Nabisco food business."

               "Mr. LeBow knows full well that RJR Nabisco is committed to a spin-off of Nabisco -- as soon as it can be accomplished in a manner consistent with the company's commitments and does not jeopardize the financial interests of our shareholders," the company said. "His attempts to misrepresent the company's position won't work because RJR Nabisco's position is perfectly clear: we want to accomplish a spin-off when it can be done successfully, in the best interests of our shareholders and consistent with the company's commitments."